Exhibit 99.1

American Software Subsidiary Logility Names President

H. Allan Dow Promoted to President and Geoffrey W. Cobleigh Promoted to Senior Vice President of Sales for the Americas

ATLANTA--(BUSINESS WIRE)--August 4, 2015--American Software, Inc. (NASDAQ: AMSWA) today announced its largest subsidiary, Logility, Inc., a leading provider of collaborative supply chain optimization and advanced retail planning solutions, has promoted H. Allan Dow to president of Logility. In addition, Geoffrey W. Cobleigh has been promoted to senior vice president of sales for the Americas to provide additional focus on the global expansion of the Logility Voyager Solutions™ brand and cloud services offerings. J. Michael Edenfield, formerly president and CEO of Logility, will continue to serve as president, CEO and director of American Software and as chairman of the Logility Board of Directors.

H. Allan Dow joined Logility in October 2000 as executive vice president of worldwide sales and marketing with responsibility for coordinating the company’s overall strategy development and sales force execution to drive growth and improve success in all targeted markets. In his nearly 15 years with Logility, Mr. Dow has led the Company’s initiatives to grow revenues, serve new customer needs and drive supply chain product innovation.

“Logility is recognized across the industry for delivering exceptional customer service and delivering the innovative supply chain solutions companies need to be successful today and ready for tomorrow. Allan Dow has helped build this reputation and most recently he led Logility’s transition to offer a higher mix of SaaS deployments and new cloud services to provide customers flexible options that support their specific business goals,” said Mike Edenfield, president, CEO and director, American Software. “Logility continues to remain a major growth engine for American Software and Allan’s experience and leadership positions the company for continued growth around the world.”

Geoffrey W. Cobleigh has more than 25 years of experience in enterprise software sales and has been a leading contributor to the Logility sales operation for the past 12 years. Most recently, Mr. Cobleigh held the role of regional vice president where he led a sales team focused on helping customers leverage Logility Voyager Solutions across numerous industries.

To learn more, please read Logility’s news release at: http://www.logility.com/newsevents/press-releases/2015/logility-names-new-president.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain and retail optimization solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; retail merchandise planning and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as AutomationDirect.com, Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, named one of the 100 Most Trustworthy Companies in America by Forbes Magazine, please visit www.amsoftware.com, call (800) 726-2946 or email:ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

CONTACT:
American Software, Inc.
Financial Information Press Contact:
Vincent C. Klinges, 404-264-5477
Chief Financial Officer